UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
 _____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2019
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
 _____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry into a Material Definitive Agreement.

On February 8, 2019, LyondellBasell Industries N.V. (the “Company”), as guarantor, and LYB Americas Finance Company LLC, a wholly owned subsidiary of the Company, as borrower (the “Borrower”), various financial institutions as lenders, and Bank of America, N.A., as administrative agent, entered into a 364-Day Credit Agreement (the “Credit Agreement”). The Credit Agreement provides for a $2.0 billion senior unsecured term loan credit facility that matures on February 7, 2020. The Borrower borrowed the entire $2.0 billion under the Credit Agreement on February 8, 2019.

Proceeds of the term loans made under the Credit Agreement will be used for general corporate purposes, including the repayment of indebtedness. Borrowings under the Credit Agreement will bear interest at a rate per annum equal to (i) with respect to Eurodollar Rate Loans, LIBOR plus the applicable margin and (ii) with respect to Base Rate Loans, the Base Rate, as defined in the Credit Agreement, plus the applicable margin. The applicable margin is determined by reference to the Company’s current credit ratings and will be in the range of 0.600% to 1.100% for Eurodollar Rate Loans and the range of 0% to 0.100% for Base Rate Loans. Currently, the applicable margin is 0.750% for Eurodollar Rate Loans and 0% for Base Rate Loans.

The Credit Agreement contains customary representations and warranties of each of the Company and the Borrower. The Credit Agreement requires the Company to maintain a maximum consolidated leverage ratio and contains certain restrictive covenants regarding, among other things, secured indebtedness and subsidiary indebtedness, and mergers and sales of assets, all substantially consistent with our $2,500 million senior unsecured revolving credit facility. The term loans are not subject to any mandatory prepayment requirements, and may be prepaid at the option of the Borrower at any time (subject to customary notice and minimum amount requirements) without premium or penalty.

The Credit Agreement contains customary events of default, including nonpayment of principal when due, nonpayment of interest or other amounts after a customary grace period, violation of covenants (subject, in the case of certain of such covenants, to a 30-day grace period), incorrectness of representations and warranties in any material respect, cross acceleration to terms of material indebtedness and cross payment default, bankruptcy or other insolvency events of the Company or its material subsidiaries (with a customary grace period for involuntary events), material monetary judgments, ERISA events, actual or asserted invalidity of loan documents and changes of control.

A copy of the Credit Agreement is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary description of the Credit Agreement in this report does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
364-Day Credit Agreement, dated February 8, 2019 among LyondellBasell Industries N.V., as guarantor, and LYB Americas Finance Company LLC, as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	February 8, 2019	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President